Exhibit 99.1

Vapotherm Announces Notification to New York Stock Exchange of Intention to Voluntarily Delist Common Stock

Application Pending to Transfer Shares to OTCQX

EXETER, N.H.—December 11, 2023 /PRNewswire/ -- Vapotherm, Inc. (NYSE: VAPO), (“Vapotherm” or the “Company”) today announced its intention to voluntarily delist its common stock from The New York Stock Exchange (“NYSE”) and its filing of an application to have its common stock quoted on the OTCQX Marketplace (“OTCQX”).

Vapotherm provided notice of the voluntary delisting to the NYSE on December 11, 2023 and intends to timely file a Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting. It is anticipated that the delisting will become effective on or about December 31, 2023. Although the timing of the Company’s decision was driven in part by the determination it could soon fall out of compliance with the NYSE $15 million market capitalization requirement, the Company has been evaluating its listing options for some time and has concluded that, for Vapotherm, the cost of an NYSE listing, and the management attention required to maintain compliance with NYSE listing standards, outweighs the benefits of being listed on that exchange. Eliminating the effort required to maintain compliance with NYSE listing standards will better enable the Company to focus on its customers, its business, and the patients whose lives are enhanced as a result of its work. The Company has made an application to have its common stock quoted on OTCQX and expects that the common stock will be quoted on the OTCQX under its current trading symbol “VAPO” on the next trading day after NYSE trading is no longer available, subject to the approval of the OTCQX. The Company expects that transferring its shares to the OTCQX will enable its investors to hold and trade its shares without interruption.

The Company will remain subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, following the delisting of its common stock from the NYSE. Stockholders will not be required to exchange any shares, and the Company expects electronic trading to be available without any material disruption.

This announcement follows the Company’s previously disclosed receipts of notices from the NYSE that the Company is out of compliance with the NYSE’s continued listing standards. The Company has taken actions to remain in compliance, including a reverse stock split, and has been evaluating its options with respect to its NYSE listing after discussions and deliberations on these matters. Ultimately, the Company’s Board of Directors determined that it is in the best interests of the Company and its stockholders to voluntarily delist the Company’s common stock from the NYSE and move to the OTCQX at this time instead of continuing efforts to satisfy the NYSE continued listing requirements.

About Vapotherm

Vapotherm, Inc. (NYSE: VAPO) is a publicly traded developer and manufacturer of advanced respiratory technology based in Exeter, New Hampshire, USA. The Company develops innovative, comfortable, non-invasive technologies for respiratory support of patients with chronic or acute breathing disorders. Over 4.1 million patients have been treated with the use of Vapotherm high velocity therapy® systems. For more information, visit www.vapotherm.com.

Vapotherm high velocity therapy is mask-free non-invasive respiratory support and is a front-line tool for relieving respiratory distress—including hypercapnia, hypoxemia, and dyspnea. It allows for the fast, safe treatment of undifferentiated respiratory distress with one tool. The HVT 2.0 and Precision Flow systems’ mask-free interface delivers optimally conditioned breathing gases, making it comfortable for patients and reducing the risks and care complexities associated with mask therapies. While being treated, patients can talk, eat, drink and take oral medication.

Website Information

Vapotherm routinely posts important information for investors on the Investor Relations section of its website, http:// investors.vapotherm.com/. Vapotherm intends to use this website as a means of disclosing material, non-public information and for complying with Vapotherm’s disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Vapotherm’s website, in addition to following Vapotherm’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Vapotherm’s website is not incorporated by reference into, and is not a part of, this document.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about the delisting of the Company’s common stock and the future quotation of the Company’s common stock on the OTCQX and the timing thereof. In some cases, you can identify forward-looking statements by terms such as “expect,” “anticipate,” “continue,” “plan,” “intend,” “will,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to risks associated with the delisting of the Company’s common stock from the NYSE, its application to the OTCQX, the timing of such actions and their effect on the trading or price of the Company’s common stock, and the other risks and uncertainties included under the heading “Risk Factors” in Vapotherm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 23, 2023, and in its subsequent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023. The forward-looking statements contained in this press release reflect Vapotherm’s views as of the date hereof, and Vapotherm does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Vapotherm, Inc.

Investor Relations Contacts:

John Landry, SVP & CFO, ir@vtherm.com, +1 (603) 658-0011